UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2019

MELINTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Whippany Road, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbols(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	MLNT	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
As previously disclosed, in June 2019, Melinta Therapeutics, Inc. (the “Company”, “we”, “us” or “our”) and Vatera Healthcare Partners LLC and Oikos Investment Partners LLC (formerly known as Vatera Investment Partners LLC) (together, “Vatera”) agreed to an amendment to the Senior Subordinated Convertible Loan Agreement (the “Vatera Loan Agreement”) to provide for, among other things: (i) an extension of the period to draw the remaining unfunded commitments under the Vatera Loan Agreement to October 31, 2019; and (ii) a reduction of such commitments to $27 million (replacing the $60 million of unfunded commitments that were previously available for borrowing under the Vatera Loan Agreement). Our ability to borrow the additional $27 million was subject to satisfaction of the conditions precedent set forth in the original Vatera Loan Agreement, including, without limitation: the absence of a material adverse effect on the Company; the absence of a default or event of default under the Vatera Loan Agreement and no such default or event of default being reasonably expected to occur; accuracy of the representations and warranties made by the Company and its subsidiaries under the Vatera Loan Agreement and the related loan documents in all material respects; and the common stock of the Company remaining listed on NASDAQ or another eligible market.
Given the likelihood that a default or event of default is reasonably expected to occur under the Vatera Loan Agreement (as amended by the amendment described above), specifically with respect to the requirement that the audit opinion included in our annual report on Form 10-K for the year ended December 31, 2019, not include any explanatory paragraph expressing substantial doubt as to going concern status, the Company determined that it was not able to meet the conditions precedent to drawing the $27 million prior to October 31, 2019; therefore, on October 31, 2019, the commitment to loan the $27 million expired. There are no additional funds available under the Vatera Loan Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2019	Melinta Therapeutics, Inc.

	By:	/s/ Peter J. Milligan
Peter J. Milligan
Chief Financial Officer